SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12


                        Mendocino Brewing Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:


(2)  Aggregate number of securities to which transactions applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


(4)   Proposed maximum aggregate value of transaction:


(5)   Total fee paid:


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:


(2)   Form, Schedule or Registration Statement No.:


(3)  Filing party:


(4)  Date filed:

                         MENDOCINO BREWING COMPANY, INC.

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 11, 1998

                             ----------------------


         Notice is hereby given that the 1998 Annual Meeting of the Shareholders of Mendocino Brewing Company, Inc., a California corporation (the "Company"), will be held on Monday, May 11, 1998, at 1:00 p.m., local time, at the Ukiah Valley Conference Center located at 200 South School Street, Ukiah, CA 95482, for the following purposes:

         1. To elect directors of the Company, each to serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Board of Directors intends to nominate the following individuals for election: Vijay Mallya, H. Michael Laybourn, R.H.B. (Bobby) Neame, Kent Price, Sury Rao Palamand, Jerome G. Merchant, and Yashpal Singh;

         2. To ratify the appointment of Moss Adams LLP as independent auditors of the Company for the current fiscal year; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         Shareholders of record at the close of business on March 26, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         The majority of the Company's outstanding shares must be represented at the Annual Meeting (in person or by proxy) to transact business. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT BEFORE THE MEETING IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Your proxy will not be used if you revoke it either before or at the Annual Meeting.

         To help us in planning for the Annual Meeting, please mark the appropriate box on the accompanying proxy if you plan to attend.


                                      By Order of the Board of Directors


Hopland, California                   P.A. Murali
April 20, 1998                        Secretary

                         MENDOCINO BREWING COMPANY, INC.
                               Post Office Box 400
                             13351 South Highway 101
                            Hopland, California 95449
                                 (707) 744-1015

                     ---------------------------------------

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

                     ---------------------------------------


                                 April 20, 1998


                               GENERAL INFORMATION

Time and Place of Meeting.

The accompanying proxy is solicited on behalf of the Board of Directors of Mendocino Brewing Company, Inc., a California corporation (the "Company") for use at the Annual Meeting of the Shareholders of the Company to be held on Monday, May 11, 1998, at 1:00 p.m., local time, at the Ukiah Valley Conference Center located at 200 South School Street, Ukiah, CA 95482 (the "Meeting").

Meeting and Proxy Statement Information

Only holders of record of the Company's Common Stock at the close of business on March 26, 1998 will be entitled to vote at the Meeting. At the close of business on March 26, 1998, the Company had 4,463,385 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the record date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about April 20, 1998.

Voting Rights

Holders of the Company's Common Stock are entitled to one vote for each share held as of the above record date, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the Meeting before the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors' nominees the votes represented by proxies in the proxy holder's sole discretion.

If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

Solicitation of Proxies

The expenses of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile, or in person. The Company will request that brokers, custodians, nominees, and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. The Company has no present plans to specially engage any employee or paid solicitor to solicit proxies.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it before the Meeting or at the Meeting before the vote pursuant to the proxy. A proxy may be revoked by (a) a writing delivered to the Company stating that the proxy is revoked, (b) a subsequent proxy executed by the person executing the prior proxy and presented at the Meeting, or (c) attendance at the Meeting and voting in person. Please note, however, that if a shareholder's shares are held of record by a broker, bank, or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank, or other nominee confirming that shareholder's beneficial ownership of the shares.


PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal. The size of the Company's Board of Directors (the "Board") is currently set at seven members. Accordingly, seven nominees will be elected at the Meeting to be the seven directors of the Company. Shares represented by the accompanying proxy will be voted for the election of the seven nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/Nominees

The names of the nominees, their ages as of April 20, 1998, and certain information about them are set forth below:

                                                                        Director
   Name of Nominee           Age              Position                   Since
---------------------------  ---  ------------------------------------   -----
Vijay Mallya, Ph.D.++        42   Chairman and Chief Executive Officer   1997
H. Michael Laybourn++        60   President and Director                 1993
R.H.B. (Bobby) Neame         64   Director                               1998
Kent D. Price*               51   Director                               1998
Sury Rao Palamand, Ph.D.*++  67   Director                               1998
Jerome G. Merchant*          36   Chief Financial Officer and Director   1997
Yashpal Singh                52   Chief Operating Officer and Director   1997


----------
*    Member of the Audit Committee
++   Member of the Compensation Committee


Vijay Mallya became Chairman of the Board and Chief Executive Officer of the Company in October 1997. Dr. Mallya has been the Chairman of The UB Group since 1983. The UB Group is one of Asia's leading beer and spirits companies with annual sales in excess of (US) $1 Billion. Dr. Mallya also is Chairman of UBICS, Inc., United Breweries Limited, UB Engineering Limited, Mangalore Chemicals and Fertilisers Ltd., Herbertsons Limited, McDowell & Co. Ltd., and other UB Group companies. He also sits on boards of several foreign companies and organizations including companies comprising the UB Group, The Institute of Economic Studies (India), and the Federation of the Indian Chamber of Commerce and Industries. Dr. Mallya holds a Bachelor of Commerce degree from the University of Calcutta in India and an honorary Doctorate in Business Administration from the University of California, Irvine.

H. Michael Laybourn, co-founder of the Company, has served as the Company's President since its inception in 1982 and as its Chief Executive Officer from inception through October 1997. Mr. Laybourn was elected a director in November 1993 when the Company began the process of converting from a limited partnership to a corporation and served as Chairman of the Board from June 1994 through October 1997. Mr. Laybourn is a Vice President of the California Small Brewers Association and Chairman of the Board of Directors of the Brewers Association of America. Mr. Laybourn holds a Bachelor of Fine Arts degree from Arizona State University.

R.H.B. (Bobby) Neame became a director in January 1998. Mr. Neame has served as the Chairman and Chief Executive Officer of Shepherd Neame Ltd. for more than five years. Shepherd Neame Ltd. has operated as a brewery in England for 300 years, making it England's oldest continuously operating brewery.

Kent Price became a director in January 1998. Mr. Price has been employed by IBM Banking, Finance and Securities Industries since August 1994, currently as General Manager of Securities and Capital Markets. From 1993 through August 1994 he served as Chairman and Chief Executive Officer of the Bank of San Francisco. He currently serves as a director of The San Francisco Company, which is the holding company for the Bank of San Francisco. Mr. Price received a Bachelor of Arts in history and politics and a Master of Arts in Slavic studies from the University of Montana and attended Oxford University as a Rhodes Scholar.

Sury Rao Palamand, Ph.D., became a director in January 1998. Dr. Palamand is the president of Summit Products, Inc., a beverage development firm serving the beverage industry; President of the Old 66 Brewery & Restaurant, a brewery-restaurant in St. Louis, Missouri; and Managing Director of Atlantic Beverages Ltd., a product development firm serving the United Kingdom. From 1966
- 1989, Dr. Palamand served as Director, Beer and New Product Development for Anheuser-Busch Companies, Inc. Dr. Palamand holds a Master of Science in Chemistry from the University of Bombay, India, and a Master of Science and Doctorate in Food and Flavor Technology from Ohio State University.

Jerome G. Merchant became a director in October 1997. Mr. Merchant is currently the Strategic Planning Consultant, U.S.A. for The UB Group and has served in such capacity since July 1996. Since April 1992, Mr. Merchant has also served as President of J.G.M. Strategic Alliances, Ltd., a business consulting firm. Between 1989 and April 1992, Mr. Merchant was the Regional Vice President for Equus Capital Corporation, an investment company with assets in excess of $500 million. In his position at Equus Capital Corporation, Mr. Merchant provided equity investment capital, financial advice, and marketing for numerous investments in equity-oriented management-led acquisitions. Mr. Merchant received his Bachelor of Science degree in Managerial Economics-Finance from the University of California, Davis.

Yashpal Singh became a director in October 1997. Since 1997, Mr. Singh has served as Executive Vice President - Operations for United Breweries of America ("UBA"), an affiliate of The UB Group. In this capacity, he is responsible for the U.S. brewing operations of UBA. Between 1992 and 1997, Mr. Singh served as Senior Vice President of Operations for The UB Group, where he was responsible for the operations of 12 breweries. Mr. Singh holds degrees in Chemistry, Botany, and Zoology from Punjab University in India. Mr. Singh also holds the designation of AMI of Brewing, London.


                       THE BOARD RECOMMENDS A VOTE FOR THE
                            ELECTION OF EACH NOMINEE


Board of Directors' Meetings and Committees

The Company's Board of directors met four times during 1997. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served).

The Board has a standing Audit Committee and a standing Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

Messrs. Merchant, Price, and Palamand presently serve as the members of the Audit Committee. Former directors Eric Bradley and Daniel Moldenhauer served as the members of the Audit Committee during 1997, which met twice and acted by twice written consent. The Audit Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors, the accounting practices of the Company. In accordance with the rules of the Pacific Exchange, the committee also recommended approval of an Investment Agreement with UBA in October 1997 without a shareholder vote.

Messrs. Mallya, Laybourn, and Palamand presently serve as the members of the Compensation Committee. Former directors Bradley and Moldenhauer served as the members of the Compensation Committee during 1997, which did not meet but acted twice by written consent. The Compensation Committee considers all matters of compensation with respect to the chief executive officer, president, and any vice president and makes recommendations to the Board regarding the compensation of such persons. The Compensation Committee also makes determinations with respect to the granting of stock options with respect to directors who are also employees of the Company.

Director Compensation

The Company does not presently have in place any arrangement for compensating its directors for their service as such. During 1997, outside directors received compensation of $600 per meeting and were reimbursed for certain expenses of attending meetings. No additional fees were paid for attending Audit or Compensation Committee meetings.

Significant Employees

Don Barkley, 44, joined the Company in 1983 as Master Brewer and has served in that capacity continuously since then. In 1993 Mr. Barkley was the President and representative to the national board of governors of the Master Brewers Association of the Americas, Northern California District. Mr. Barkley holds a Bachelor of Science degree in fermentation science from the University of California, Davis.

P.A. Murali, 40, joined the Company in December 1997 as Controller and Secretary. For more than five years before joining the Company, Mr. Murali served as General Manager of Finance and Accounts of the Brewery Division of The UB Group in Bangalore, India. Mr. Murali holds a Bachelor of Commerce degree from the University of Madras in India and is a Chartered Accountant.


PROPOSAL NO. 2           RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has appointed Moss Adams LLP as its independent auditors to perform the audit of the Company's financial statements, and the shareholders are being asked to ratify such appointment. Moss Adams LLP audited the Company's financial statements for fiscal 1997. Representatives of Moss Adams LLP are expected be present at the Meeting, will have an opportunity to make a statement at the Meeting if they desire to do so, and are expected to be available to respond to appropriate questions. Ratification of the appointment of Moss Adams LLP requires the vote of a majority of the shares of the Company's Common Stock present in person or represented by a proxy at the Meeting and entitled to vote. Abstentions have no effect.


                   THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE
                RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP

                          SHARE OWNERSHIP OF MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of April 7, 1998, for (a) each shareholder known by the Company to own beneficially 5% or more of the outstanding shares of its Common Stock or Series A Preferred Stock; (b) each director and nominee; and (c) all directors and executive officers of the Company as a group. Except as noted, the Company believes that the beneficial owners of the Common Stock and Series A Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

COMMON STOCK:
                                                                                                     Shares              Approximate
                                                                                                  Beneficially            Percentage
   Name and Address                                                                                  Owned(1)              Owned(1)
   ----------------                                                                                  --------              --------
United Breweries of America, Inc.+ ...................................................             2,149,647(2)             48.2%

Vijay Mallya, Ph.D.+ .................................................................             2,149,647(3)             48.2%

H. Michael Laybourn++ ................................................................               290,063(4)              6.5%

R.H.B. (Bobby) Neame .................................................................                  --                     --
    Shepherd-Neame
    17 Court St
    Faversham, Kent ME13 3AX UK

Kent Price ...........................................................................                  --                     --
    IBM
    425 Market St.
    San Francisco, CA 94105

Sury Rao Palamand, Ph.D. .............................................................                  --                     --
    50 Crestwood Executive Center, Suite 207
    St. Louis, MO 63126

Jerome G. Merchant+ ..................................................................                  --                     --

Yashpal Singh++ ......................................................................                  --                     --

All directors and executive officers as a group (7 persons) ..........................             2,439,710(5)              54.5%


SERIES A PREFERRED STOCK:
                                                                                                     Shares              Approximate
                                                                                                   Beneficially          Percentage
   Name and Address                                                                                   Owned                 Owned
   ----------------                                                                                  --------              --------
H. Michael Laybourn...............................................                                     6,100                  2.7%
All directors and executive officers as a group (8 persons).......                                     6,100                  2.7%

   --------------------------
+    Three Harbor Drive, Suite 115
     Sausalito, CA 94965

++   13351 Hwy. 101 South
     Hopland, CA 95449

(1) Applicable percentage of ownership is based on 4,463,385 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to such shares. Shares of Common Stock subject to a contract of purchase or options currently exercisable or exercisable within 60 days after the date of this Proxy Statement are deemed outstanding for computing the percentage ownership of the person obligated to purchase the shares or holding the options but are not deemed outstanding for computing the percentage of any other person.

(2) Does not include 932,281 outstanding shares, and 25,833 shares subject to options which are presently exercisable or will be exercisable within 60 days, all held by Mr. Laybourn and four other shareholders pursuant to a Shareholders' Agreement which requires the parties thereto to vote for four directors designated

                                      -5-



     by UBA and two additional independent directors who are acceptable to UBA, and which grants UBA a right of first refusal with respect to such shares.

(3) Dr. Mallya may be deemed to be a beneficial owner of UBA because the shares of UBA are owned by a foreign corporation, the shares of which are controlled by fiduciaries who may exercise discretion in Dr. Mallya's favor amongst others. Dr. Mallya is the Chairman and Chief Executive Officer of UBA.

(4) Includes 19,167 shares subject to options which are presently exercisable or will be exercisable within 60 days. Does not include 2,808,561, and 6,666 shares subject to options which are presently exercisable or will be exercisable within 60 days, held by UBA and four other shareholders, all of which are subject to a Shareholders' Agreement which requires the parties thereto to vote for one director designated by Mr. Laybourn.

(5) Includes 19,167 shares subject to options which are presently exercisable or will be exercisable within 60 days. Does not include 658,914 outstanding shares, and 6,666 shares subject to options which are presently exercisable or will be exercisable within 60 days, all held by four shareholders pursuant to a Shareholders' Agreement which requires the parties thereto to vote for four directors designated by UBA, one director designated by Mr. Laybourn, and two additional independent directors who are acceptable to UBA, and which grants UBA a right of first refusal with respect to such shares.


Change in Control Arrangements

On October 24, 1997, Mendocino Brewing entered into a series of agreements with UBA. The agreements included an Investment Agreement with UBA whereby the Company issued 2,117,647 shares of common stock to UBA at a purchase price of $4.25 per share in exchange for $4,000,000 cash and $5,000,000 in assets in the form of 100% of the outstanding interests of Releta Brewing Company LLC, a limited liability company formed by UBA for the purpose of acquiring a brewery in Saratoga Springs, New York. The foregoing shares were in addition to 2,000 shares the Company issued to UBA on October 24, 1997, pursuant to a Refundable Deposit Agreement with The UB Group dated May 2, 1997, in consideration of a $250,000 refundable deposit toward the purchase of the foregoing securities. UBA subsequently acquired an additional 30,000 shares from a shareholder in a private transaction.

The Investment  Agreement also granted UBA the following  rights,  among others:
(a) a right of first offer with respect to future sales of Company securities to ensure that UBA may purchase a number of shares offered by the Company sufficient to maintain UBA's percentage of ownership on a fully-diluted basis at 45%; (b) a prohibition on the issuance by the Company of securities that would enable any other party to exceed the percentage ownership of the voting securities owned by UBA; (c) a prohibition on issuing senior securities without the consent of UBA; and (d) prohibitions on purchases or sales of assets in amounts in excess of 50% of the book value of the Company's assets. The restrictions terminate when UBA's share ownership falls below certain levels as specified in the Investment Agreement.

In connection with, and as a condition to, UBA's investment in the Company, (a) the Board of Directors increased the size of the Board from five to seven persons as permitted by the bylaws of the Company; (b) Norman H. Franks and Michael F. Lovett resigned from the Board of Directors; (c) Vijay Mallya, O'Neil Nalavadi, Jerome G. Merchant, and Yashpal Singh were appointed to fill the resulting vacancies on the Board of Directors; (d) Eric G. Bradley and Daniel R. Moldenhauer agreed to resign as directors effective December 31, 1997; and (e) Dr. Mallya was elected Chairman of the Board and Chief Executive Officer of the Company. Messrs. Nalavadi, Bradley, and Moldenhauer subsequently resigned from the Board of Directors and Messrs. Neame, Price, and Palamand were appointed to fill the resulting vacancies.

Also in connection with, and as a condition to, UBA's investment in the Company, UBA, Mr. Laybourn, and four other shareholders entered into a Shareholders' Agreement that requires the parties to vote their shares in any election of Company directors in favor of four individuals designated by UBA, two independent directors acceptable to UBA, and one individual selected by Michael Laybourn. The Shareholders' Agreement also grants UBA a right of first refusal with respect to any sale of the Company's capital stock by the other parties to the Agreement. The Shareholders' Agreement expires on December 31, 2004.

Immediately before the transaction, the Company's officers, directors, and founders and their spouses owned, in the aggregate, 963,926 shares of the Company's outstanding Common Stock, which represented 41.1% of the outstanding Common Stock. Upon completion of the transaction, UBA owned 2,119,647 shares representing 47.5% of the outstanding shares of Common Stock. UBA's subsequent acquisition of an additional 30,000 shares from a shareholder in a private transaction increased UBA's percentage of share ownership to 48.2%.

The cash used by UBA to make the investment was generated by contributions to capital from UBA's shareholder and its affiliates. The shares of UBA are owned by a foreign corporation, the shares of which are controlled by fiduciaries who may exercise discretion in Dr. Mallya's favor amongst others. Dr. Mallya is the Chairman and Chief Executive Officer of UBA.


                             EXECUTIVE COMPENSATION

The following table sets forth the annual compensation, including salary, bonuses, and certain other compensation, paid by the Company to its Chief Executive Officer during each of the fiscal years ended December 31, 1995, 1996, and 1997. None of the Company's other executive officers received total compensation in excess of $100,000 in any of those years.

                                            Annual Compensation
                                    Fiscal  --------------------     All Other
Name and Principal Position          Year     Salary      Bonus    Compensation*
---------------------------          ----     ------      -----    -------------
Vijay Mallya** ....................  1997    $     0     $     0     $     0
     Chief Executive Officer

H. Michael Laybourn** .............  1997     90,307           0       4,182
     Chief Executive Officer ......  1996     89,016           0       7,053
                                     1995     89,016      22,255       9,804

----------
* Includes an allowance for health insurance, life insurance, disability insurance, and participation in the Company's profit sharing retirement plan (annual discretionary contributions by the Company of up to 15% of gross compensation).
** Dr. Mallya became Chief Executive Officer in October 1997, at which time Mr. Laybourn ceased serving as Chief Executive Officer although remaining President of the Company.


                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                               (Individual Grants)

                                                     Percent Of
                                Number Of          Total Options/
                               Securities           SARs Granted
                               Underlying           To Employees            Exercise Or
                              Options/ SARs           In Fiscal              Base Price
          Name                 Granted (#)              Year                   ($/Sh)             Expiration Date
           (a)                     (b)                   (c)                    (d)                     (e)
-----------------------------------------------------------------------------------------------------------------
H. Michael Laybourn              12,500                                         $8.80                09/18/01
                                                        44.2%
H. Michael Laybourn              20,000                                         $9.2125              10/16/01


Employment Agreements

The Company has entered into an employment agreement with President Michael Laybourn. The agreement provides for minimum salary of $120,000. The term of the employment agreement expires December 24, 1998. Upon any termination of Mr. Laybourn's employment, other than "for cause" as defined in the agreement, Mr. Laybourn is entitled to continue to receive his base compensation through the term of the agreement. The agreement also provides that if Mr. Laybourn's employment is terminated by the Company at any time without cause, he may receive up to six months of salary continuation, subject to certain limitations. Except as stated above, the agreements do not provide for any benefits as a result of resignation or retirement, whether as a result of a change in control or otherwise.


                              CERTAIN TRANSACTIONS

On October 11, 1996, in recognition of Mr. Laybourn's personal guaranty of an equipment lease, the Company agreed to grant President Michael Laybourn a 5-year option to purchase 12,500 shares of Common Stock of the Company at an exercise price of $8.80 per share. Mr. Laybourn's guaranty has now terminated in accordance with its terms. The option was granted in January 1997.

On October 24, 1997, in connection with UBA's initial investment in the Company, the Company acquired from UBA 100% of the outstanding interests of Releta Brewing Company LLC ("Releta"), a limited liability company formed by UBA for the purpose of acquiring a brewery in Saratoga Springs, New York. The brewery was approximately one year old, and was built at an original investment of $8.7 million. The Company paid UBA $5 million in Common Stock valued at $4.25 per share for the interests in Releta. UBA represented to the Company that the $5 million represented UBA's actual combined out of pocket costs incurred in taking possession of the brewery and in connection with certain related transactions.

UBA has agreed in principle to provide the Company with a credit facility of up to $2 million, to be funded in installments of up to $300,000 each. The advances are to be secured by the Company's brewery in Saratoga Springs, New York. The advances are to bear interest at prime plus 1.5% and are to be due and payable 18 months after the date of the advance. The advances are convertible into unregistered shares of the Company's common stock at a rate of $1.50 per share. The arrangement was approved by a committee consisting of director Michael Laybourn (the President of the Company) and independent directors Kent Price and Sury Rao Palamand on February 19, 1998. Although formal documentation of the arrangement is pending, UBA advanced $305,000 to the Company as of April 11, 1998.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during fiscal 1997, no person who, at any time during fiscal 1997 was a director, officer, beneficial owner of more than 10 percent of the Common Stock of the Company failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior fiscal years.


          SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of shareholders that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting must be received by the Company no later than November 30, 1998.


                           AVAILABILITY OF FORM 10-KSB

The Company will provide without charge to any shareholder, upon written request, a copy of the Company's Annual Report on Form 10-KSB. Such written requests should be made to the Company at Mendocino Brewing Company, Inc., Attn:
Sarah T. McDaniel, Shareholder Relations, Post Office Box 400, 13351 South Highway 101, Hopland, California 95449 (800) 733-3871. A copy of Form 10-KSB is included in the Company's Annual Report to Shareholders distributed with this proxy statement.

                                 OTHER BUSINESS

The Board does not presently intend to present matters other than the foregoing for action by the shareholders at the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in accordance with the judgment of the persons voting such proxies.


                                      By Order of the Board of Directors


Hopland, California                   P.A. Murali
April 20, 1998                        Secretary

                                                                  SKU 3680-PS-98

                                                                      APPENDIX A


                              Front of proxy card:

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         MENDOCINO BREWING COMPANY, INC.

         The undersigned shareholder of MENDOCINO BREWING COMPANY, INC., a California corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated April 20, 1998, and appoints Vijay Mallya, Michael Laybourn, Robert Neame, Kent Price, Sury Rao Palamand, Jerome Merchant and Yashpal Singh, and each of them, as proxy of the undersigned with power of substitution and revocation, to represent the undersigned at the Annual Meeting of the Shareholders of the Company, to be held on Monday, May 11, 1998 at 1:00 p.m. at the Ukiah Valley Conference Center located at 200 South School Street, Ukiah, CA 95482, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote as if the undersigned were present and voting the shares.

         This proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees named and FOR Proposal 2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You do not need to mark any boxes.

         SEE REVERSE SIDE CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE

                               Back of proxy card:

/X/  Please mark
     votes as in
     this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of all 7 Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate).

         Nominees:   Vijay Mallya,  Michael Laybourn,  Robert Neame, Kent Price,
                     Sury Rao Palamand, Jerome Merchant, Yashpal Singh

                     FOR ALL        WITHHOLD FOR ALL
                       /_/                /_/


/_/ ----------------------------------------

To withhold authority to vote for any individual nominee write that nominee's name in the space provided above and mark box.

2.       To ratify the selection of Moss Adams     FOR     AGAINST      ABSTAIN
         as the Company's independent auditors.    /_/      /_/           /_/


MARK HERE                                                  MARK HERE
FOR ADDRESS                                                IF YOU PLAN
CHANGE AND         /_/                                     TO ATTEND         /_/
NOTE AT LEFT                                               THE MEETING

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: Date: ---------------------------------- --------------

Signature: Date: ---------------------------------- --------------